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                                                                    EXHIBIT 99.1
                                PMR CORPORATION
   SPECIAL MEETING OF STOCKHOLDERS TO BE HELD              ,          , 2002
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    The undersigned hereby: (i) acknowledges receipt of the Notice of Special
Meeting of Stockholders of PMR Corporation, to be held at             , local
time, on         , 2002 at PMR Corporation, 1565 Hotel Circle South, 2nd Floor,
San Diego, California 92108; (ii) acknowledges receipt of the joint proxy
statement/prospectus in connection therewith, dated                     , 2002;
(iii) appoints Fred D. Furman or Reggie Roman, or either of them, as the Proxy of the undersigned; and (iv) authorizes the Proxy to represent and vote, as designated on the reverse side hereof, all the shares of common stock that the undersigned would be entitled to vote if personally present at the special meeting.

    The undersigned hereby revokes any proxy to vote any shares of common stock held by the undersigned previously given to the extent such proxy permits the holder thereof to vote on the matter covered by this Proxy. THE UNDERSIGNED ACKNOWLEDGES THAT THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER ON THE REVERSE SIDE OF THIS PROXY CARD. THE PROXIES MAY VOTE IN THEIR DISCRETION ON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING. IF YOU SIGN, DATE, AND MAIL THIS PROXY WITHOUT INDICATING HOW YOU WANT TO VOTE, THIS PROXY WILL BE TREATED AS A VOTE FOR THE RESOLUTION DESCRIBED ON THE REVERSE SIDE OF THIS PROXY CARD. IF YOU FAIL TO RETURN THIS PROXY, OR IF YOU RETURN THIS PROXY UNSIGNED, THEN THIS PROXY WILL BE TREATED AS A VOTE AGAINST THE RESOLUTION.

    You may revoke this proxy at any time before it is voted by either (i) notifying the corporate secretary, in writing, of your intent to revoke this proxy, (ii) attending the special meeting and voting in person or (iii) delivering to the corporate secretary a later-dated proxy.
               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)
                                SEE REVERSE SIDE

    The following issues will be presented to our stockholders for a vote at the special meeting:

1. Approval of the Agreement and Plan of Merger, dated as of May 6, 2002, by and between PMR Corporation, PMR Acquisition Corporation, and Psychiatric Solutions, Inc., as amended by Amendment No. 1, dated as of June 10, 2002, as set forth in Annex A attached to the joint proxy statement/prospectus.

                 [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

2. Approval of an amendment to PMR Corporation's Amended and Restated Certificate of Incorporation that (a) increases the number of authorized shares of PMR Corporation common stock, (b) effects a 1-for-2.5 reverse stock split, and (c) changes the name of PMR Corporation to "Psychiatric Solutions, Inc."

                 [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

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                                                              Dated:                                     , 2002
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                                                              Signature(s) of Stockholder(s)
                                                              (Executors, administrators, guardians, trustees,
                                                              attorneys, and officers signing for corporations
                                                              or other organizations should give full title. If
                                                              a partnership or jointly owned, each owner should
                                                              sign.)
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    PLEASE MARK, DATE, AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING
                               POSTPAID ENVELOPE.